EXHIBIT 99.1

ACCREDO HEALTH, INCORPORATED

SPECIAL MEETING OF STOCKHOLDERS

AUGUST 17, 2005

The undersigned hereby authorizes and appoints Joel R. Kimbrough and Thomas W. Bell, Jr., or either of them, with power of substitution, as proxies to vote all shares of common stock of Accredo Health, Incorporated (“Accredo”) owned by the undersigned at the Special Meeting of Stockholders to be held at 7420 Goodlett Farms Parkway, Suite 110, Cordova, Tennessee 38016, at 10:00 a.m., central time, on Wednesday, August 17, 2005, and any postponement or adjournment thereof, on the following matters as indicated below and such other business as may properly come before the Special Meeting:

1.	To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of February 22, 2005, by and among Accredo Health, Incorporated, Medco Health Solutions, Inc. and Raptor Merger Sub, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	In the event that there are not sufficient votes for approval of Proposal 1 at the Special Meeting, to consider and vote upon any proposal to postpone or adjourn the Special Meeting to a later date to solicit additional proxies with respect to Proposal 1.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies named above may vote upon such other matters as may properly come before the Special Meeting or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ACCREDO

THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

[card reverse]

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. A vote against any of the proposals will not count as a vote for adjournment of the Special Meeting. If no direction is made, this proxy will be voted FOR the adoption of Proposals 1 and 2. The undersigned hereby revokes any proxy heretofore given to vote shares held by the undersigned.

Dated:	, 2005

Signature of stockholder

Signature if held jointly

Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet: Access the web site at https://www.                         to authorize the voting of your shares. You may access the web site 24 hours a day, 7 days a week until noon Eastern time on                                 . You will be prompted to follow the instructions as displayed on the web site.

OR

Telephone: Call toll free 1-        -        -         on a touch tone telephone to authorize the voting of your shares. You may call 24 hours a day, 7 days a week until noon Eastern time on                                 . You will be prompted to follow the recorded instructions.

OR

Mail: Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.